Biovest is Awarded Orphan Drug Status for its Personalized Cancer

Vaccine for the Treatment of Mantle Cell Lymphoma in European Union

TAMPA, FL and MINNEAPOLIS, MN – March 7, 2011 – Biovest International, Inc. (OTCQB: “BVTI”) today announced that BiovaxID®, its personalized cancer vaccine, has been designated as an “Orphan Medicinal Product” by the European Medicines Agency (EMA) for the treatment of mantle cell lymphoma, which is an aggressive form of non-Hodgkin’s lymphoma. This milestone advances Biovest’s plans to develop BiovaxID for the treatment of mantle cell lymphoma in addition to the Company’s ongoing advancement of BiovaxID for the treatment of follicular lymphoma. With today’s announcement, BiovaxID has now been successful in obtaining Orphan Drug designation for follicular lymphoma and mantle cell lymphoma in the both the U.S. and EU.

Samuel S. Duffey, Biovest’s President, stated, “Achieving our goal of Orphan Drug designation for mantle cell lymphoma from the EMA is another significant milestone in the development of BiovaxID. Orphan designation in both the U.S. and EU for follicular lymphoma and mantle cell lymphoma combined with our significant body of evidence supporting safety and efficacy provided by two Phase II clinical trials and one Phase III clinical trial in non-Hodgkin’s lymphoma will form the basis of anticipated discussions with U.S. and European regulatory agencies regarding the next steps to seek marketing approvals for BiovaxID.”

According to Dr. Carlos F. Santos, Biovest’s Senior Vice President, Product Development & Regulatory Affairs, “We believe mantle cell lymphoma is an ideal indication for BiovaxID to potentially provide significant clinical benefit for patients. Our clinical data, as reported last December at the American Society of Hematology (ASH) Annual Meeting, suggests that BiovaxID-treated patients who express a certain type of protein isotype called IgM on their lymphoma cells are much more likely to remain cancer-free longer after achieving a remission following induction therapy. Virtually all mantle cell lymphoma patients express this IgM isotype, so we look forward to advancing BiovaxID for the treatment of this aggressive blood cancer.”

With EMA Orphan Drug status, Biovest will have a 10-year period of market exclusivity for BiovaxID upon approval for mantle cell lymphoma and/or follicular lymphoma in the EU, thereby offering competitive protection from similar drugs of the same class. EMA Orphan Drug status also provides Biovest with: the opportunity to seek scientific advice and regulatory assistance from the EMA during the product development phase; direct access to centralized marketing authorization; and certain financial incentives. Orphan Drug status was established by the EMA for companies developing product candidates intended for the treatment of a life-threatening or chronically debilitating condition affecting no more than five in 10,000 persons in the EU.

Mantle cell lymphoma makes up approximately 6% of all newly diagnosed cases of non-Hodgkin’s lymphoma with approximately 4,400 patients per year diagnosed in the EU with a 5-year overall survival rate of approximately 50% for advanced stage disease. Mantle cell lymphoma has the worst prognosis of any B-cell non-Hodgkin’s lymphoma subtype because it carries the unfavorable characteristics of both indolent and aggressive lymphomas. Mantle cell lymphoma generally behaves like an aggressive lymphoma, yet frequently does not respond to chemotherapy as well as other aggressive lymphomas. Chemotherapy does not generally produce “cures” or durable remissions in patients suffering from non-Hodgkin’s lymphoma, therefore, there is an urgent unmet need for effective front-line and consolidation therapies.

About BiovaxID®

BiovaxID is a personalized cancer vaccine developed in collaboration with the U.S. National Cancer Institute (NCI). Each patient’s vaccine is individually manufactured from a tissue biopsy obtained from the patient’s own tumor. This approach is used because there is a unique protein called an “idiotype” expressed exclusively on the cancerous B-cells. When a full, high-fidelity copy of the idiotype is linked to a foreign protein (KLH), and administered with an immune-enhancing agent (GM-CSF), the resulting vaccine can mount a highly-specific anti-lymphoma attack that “trains” the body’s own immune system to solely recognize the idiotype as a “foreign invader”; stimulating and recruiting the patient’s own immune system to destroy micro-pockets of cancer cells that may remain following chemotherapy and potentially target and destroy newly arising lymphoma cells, thus delaying or preventing cancer recurrence. Through its unique mode of action, and exemplary safety record, BiovaxID represents a new therapeutic approach to treating follicular lymphoma.

BiovaxID has completed a randomized, multi-center, double-blind, controlled Phase III clinical trial. Patients with follicular lymphoma in first remission were treated with BiovaxID or a control vaccine. In the study, patients who received BiovaxID demonstrated an average of 13.6 months of additional disease-free survival (duration of remission) compared to patients who received a non-specific control vaccine. BiovaxID represents the only lymphoma vaccine, and the second cancer vaccine overall, to demonstrate positive clinical benefit in a completed Phase III clinical trial.

About Biovest International, Inc.

Biovest International, Inc. is an emerging leader in the field of active personalized immunotherapies. In collaboration with the National Cancer Institute, Biovest has developed a patient-specific, cancer vaccine, BiovaxID®, with three clinical trials completed, including a Phase III study, demonstrating evidence of safety and efficacy for the treatment of indolent follicular non-Hodgkin’s lymphoma.

Headquartered in Tampa, Florida with its bio-manufacturing facility based in Minneapolis, Minnesota, Biovest is publicly-traded on the OTCQB™ Market with the stock-ticker symbol “BVTI”, and is a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”).

Biovest International, Inc. Corporate Contact:

Douglas Calder, Vice President, Strategic Planning & Capital Markets

Phone: (813) 864-2558 / Email: dwcalder@biovest.com

      For further information, please visit: http://www.biovest.com

Forward-Looking Statements:

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to statements about BiovaxID®, AutovaxID™, events occurring after dates hereof, and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Biovest to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Biovest undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.